FOR IMMEDIATE RELEASE
Investors and Media:
Wright Medical Group N.V. Julie D. Tracy
Chief Communications Officer (901) 290-5817 (office) julie.tracy@wright.com

Wright Medical Group N.V. Reports 2015 Fourth Quarter and Full-Year Financial Results and Provides 2016 Guidance

Fourth Quarter 2015 Net Sales of $177 Million As Reported; $181 Million Pro-Forma

Full-Year 2015 Net Sales of $415 Million As Reported; Pro-Forma Full-Year 2015 Net Sales of $656 Million Exceeds High-End Of Company’s Previously Provided 2015 Guidance Range

Company Provides Full-Year 2016 Net Sales Guidance of $695 Million to $705 Million

AMSTERDAM, The Netherlands - February 23, 2016 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its fourth quarter and full-year ended December 27, 2015 and provided 2016 guidance.  Certain unaudited non-GAAP pro forma financial results for the combined Wright Medical Group N.V. which give effect to the Wright/Tornier merger as if it had occurred on the first day of fiscal 2014 can be found on Wright’s website at ir.wright.com.

As previously announced, Wright Medical Group, Inc. and Tornier N.V. completed their merger on October 1, 2015, and, in accordance with U.S. GAAP, legacy Wright’s historical results of operations replaced legacy Tornier’s historical results of operations for all periods prior to the merger and the results of the two legacy businesses have been consolidated only from that date forward. Since the legacy Tornier business began its fourth quarter on September 28, 2015, its financial results from the operating days between September 28, 2015 and September 30, 2015 are not included in the combined company’s as reported results of operations for the fourth quarter of 2015.

Following the closing of the merger, Wright adopted legacy Tornier’s fiscal calendar, which resulted in four fewer calendar days for the fourth quarter of 2015 than under the legacy Wright fiscal calendar. Additionally, the Wright business conformed its methodology for recognizing revenue to legacy Tornier's methodology.

Net sales totaled $177.0 million during the fourth quarter ended December 27, 2015. Combined company pro forma net sales totaled $181.4 million during the fourth quarter ended December 27, 2015. On a same sales day and constant currency basis and excluding the impact of conforming Wright’s methodology for recognizing revenue, combined pro forma global extremities and biologics revenue grew 14%. The attached financial tables include a reconciliation of U.S. GAAP to these non-GAAP financial measures.

Robert Palmisano, president and chief executive officer, commented, “In our first quarter as a newly merged Wright Medical, we delivered outstanding fourth quarter results that reflect the continued strong underlying growth and positive momentum in our legacy Wright lower extremities and legacy Tornier upper extremities businesses. Our pro forma global extremities and biologics growth of 14% was a two percentage point acceleration from the third quarter of 2015, and combined with earlier than anticipated progress on capturing cost synergies, resulted in pro forma net sales and positive adjusted EBITDA results that significantly exceeded our expectations. We also got off to a strong start on executing our merger integration plans and with the early success we are seeing, we believe we are well positioned to continue our strong business momentum and to deliver on our synergy commitments as we progress through 2016.”

Palmisano continued, “Highlights in the quarter included strong contributions from our new SIMPLICITI shoulder system and the ongoing rollout of the AEQUALIS ASCEND FLEX convertible shoulder system, a positive start to our U.S. commercial activities for AUGMENT Bone Graft, and the ongoing launch of the INFINITY total ankle replacement system, which drove over 40% sales growth in U.S. total ankle replacement for the fourth quarter of 2015 and over 45% growth for the full-year of 2015.”

Palmisano further commented, “Our 2016 guidance assumes mid-teens underlying combined pro forma constant currency growth in extremities and biologics, excluding the impact of anticipated revenue dis-synergies. We also expect growth to accelerate in our biologics business due to the ongoing launch of AUGMENT Bone Graft in the U.S. We will continue to focus on successfully executing our integration plans to realize our full potential and believe that the positive progress we saw in the fourth quarter is setting us up well for continued strong revenue growth and significant margin expansion in 2016 and beyond.”

Net loss from continuing operations for the fourth quarter of 2015 totaled $92.2 million, or $(0.90) per diluted share. Our combined pro forma net loss from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, for the fourth quarter of 2015 totaled $89.3 million.

The company’s combined pro forma net loss from continuing operations for the fourth quarter of 2015 included the after-tax effects of $39.2 million of transaction and transition costs, $14.2 million of non-cash share-based compensation charges associated with the closing of the merger, $11.4 million of inventory step-up amortization, a loss of $2.3 million related to mark-to-market adjustments on derivatives, and $6.9 million of non-cash interest expense related to its 2017 convertible notes and 2020 convertible notes.

The company's fourth quarter 2015 combined pro forma net loss from continuing operations, as adjusted for the above items, was $17.5 million. The company's fourth quarter 2015 combined pro forma adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $10.9 million. The attached financial tables include reconciliations of U.S. GAAP to non-GAAP measures.

Cash and cash equivalents and marketable securities for the combined business totaled $139.8 million as of the end of the fourth quarter of 2015.

Palmisano concluded, “Following our merger, we have leading positions in the highest growth markets in orthopaedics with differentiated technologies and focused sales forces. We have multiple opportunities through a robust new product pipeline to further accelerate our growth, continue to expand our markets and gain market share. With the execution of our integration plans off to a positive and productive start, we are well positioned to continue to accelerate our business momentum and drive market leading growth and profitability.”

Outlook

The company anticipates net sales for full-year 2016 of approximately $695 million to $705 million. This range assumes a negative impact from foreign currency exchange rates as compared to 2015 of approximately 2% and reflects approximately $25 million to $30 million of potential net sales dis-synergies expected to be realized throughout 2016 from the merger with Tornier. The midpoint of this net sales guidance range assumes combined pro forma extremities and biologics constant currency growth of 14%, excluding the impact of revenue dis-synergies.

The company anticipates 2016 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $20.0 million to $30.0 million. This range reflects approximately $10 million to $15 million of potential cost synergies expected to be realized in 2016 from the merger with Tornier.

The company anticipates adjusted cash earnings per share from continuing operations, including share-based compensation, as described in the GAAP to non-GAAP reconciliation provided later in this release, for full-year 2016 of $(0.65) to $(0.71) per diluted share.

The company estimates approximately 103 million diluted weighted average ordinary shares outstanding for fiscal year 2016.

The company's adjusted EBITDA from continuing operations target is measured by adding back to net income/loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense, and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to Wright’s divested OrthoRecon business and Tornier’s divested ankle and silastic toe products.

The company’s adjusted cash earnings per share from continuing operations target is measured by adding back to net income/loss from continuing operations charges for non-cash amortization expenses, net of taxes. Note that due to the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Additionally, this adjusted cash earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to the CVRs; and non-cash mark-to-market derivative adjustments.

The company's anticipated ranges for net sales, adjusted EBITDA from continuing operations, and adjusted cash earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this press release.

Supplemental Financial Information

To view the fourth quarter of 2015 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. revenue reporting changes and preliminary, combined non-GAAP pro forma historical financial information, including fourth quarter of 2015, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-237-9752 (U.S.) / 617-847-8706 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through March 1, 2016. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (Outside U.S.) and enter the passcode 70431489. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company's website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Current Report on Form 8-K filed with the SEC today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Forward-Looking Statements Safe Harbor” section of this press release.

About Wright

Wright Medical Group N.V. is a global medical device company focused on Extremities and Biologics. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

WRIGHT®, INFINITY®, AUGMENT®, TORNIER®, AEQUALIS®, AEQUALIS ASCEND®, AEQUALIS ASCEND® FLEX™, and SIMPLICITI® are trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this press release. Wright’s non-GAAP financial measures, include combined pro forma net sales; combined pro forma net sales, excluding the impact of foreign currency and revenue recognition conformance; combined pro forma net income, as adjusted; combined pro forma EBITDA, as adjusted; combined pro forma cash earnings, as adjusted; and combined pro forma cash earnings, as adjusted, per diluted share. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. While pro forma data gives effect to the merger as if it had occurred on the first day of fiscal 2014 and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of the fiscal year. Wright’s non-GAAP financial measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the company's 2017 convertible notes and 2020 convertible notes, write-off of the pro rata unamortized deferred financing costs and debt discount associated with the 2017 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on CVRs, transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “target,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements about the company’s anticipated financial results for 2016, including net sales, adjusted EBITDA from continuing operations and adjusted cash earnings per share from continuing operations; anticipated sales and cost synergies and dis-synergies, the timing thereof, and level of risk of achievement; the company’s expectations regarding the sales growth of its lower extremities, upper extremities, biologics, and international businesses; the benefits of its recently completed merger with Tornier and integration efforts and progress; and the company’s anticipated growth opportunities, accelerated path to profitability, adjusted EBITDA margin goal and ability to drive long-term growth and profitability and generate long-term value for shareholders. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize net sales synergies and cost-savings from the recently completed merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; transaction and integration costs; actual or contingent liabilities; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2015 filed with the SEC on November 5, 2015 and Annual Report on Form 10-K for the year ended December 27, 2015 to be filed by Wright with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 27, 2015	December 31, 2014	December 27, 2015	December 31, 2014
Net sales	$176,968	$83,294	$415,461	$298,027
Cost of sales	55,443	19,097	119,255	73,223
Gross profit	121,525	64,197	296,206	224,804
Operating expenses:
Selling, general and administrative	178,596	81,991	429,398	289,620
Research and development	15,211	6,360	39,855	24,963
Amortization of intangible assets	9,181	2,786	16,922	10,027
Total operating expenses	202,988	91,137	486,175	324,610
Operating loss	(81,463)	(26,940)	(189,969)	(99,806)
Interest expense, net	11,565	4,525	41,358	17,398
Other expense (income), net	3,489	74,640	10,884	129,626
Loss from continuing operations before income taxes	(96,517)	(106,105)	(242,211)	(246,830)
Provision (benefit) for income taxes	(4,362)	863	(3,851)	(6,334)
Net loss from continuing operations	$(92,155)	$(106,968)	$(238,360)	$(240,496)
Loss from discontinued operations, net of tax	(13,621)	$(4,262)	$(60,341)	$(19,187)
Net loss	$(105,776)	$(111,230)	$(298,701)	$(259,683)

Net loss from continuing operations per share, basic(1)	$(0.90)	$(2.05)	$(3.68)	$(4.69)
Net loss from continuing operations per share, diluted(1)	$(0.90)	$(2.05)	$(3.68)	$(4.69)

Net loss per share, basic(1)	$(1.03)	$(2.13)	$(4.61)	$(5.06)
Net loss per share, diluted(1)	$(1.03)	$(2.13)	$(4.61)	$(5.06)

Weighted-average number of shares outstanding-basic(1)	102,659	52,262	64,808	51,293
Weighted-average number of shares outstanding-diluted(1)	102,659	52,262	64,808	51,293
_______________________________

(1)	The prior quarter and prior year balances were converted to meet post-merger valuations.

Wright Medical Group N.V.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Fiscal year ended
	December 27, 2015	December 31, 2014	% change	December 27, 2015	December 31, 2014	% change
U.S.
Lower extremities	58,819	46,032	27.8%	187,096	148,631	25.9%
Upper extremities	47,053	3,891	1,109.3%	58,756	15,311	283.8%
Biologics	15,971	12,118	31.8%	50,583	45,494	11.2%
Sports med & other	1,830	445	311.2%	3,388	2,641	28.3%
Total extremities & biologics	123,673	62,486	97.9%	299,823	212,077	41.4%
Large joint	18	—	N/A	18	—	N/A
Total U.S.	$123,691	$62,486	97.9%	$299,841	$212,077	41.4%

International
Lower extremities	15,887	11,119	42.9%	51,200	47,001	8.9%
Upper extremities	19,066	2,437	682.4%	24,789	11,312	119.1%
Biologics	4,582	5,153	(11.1)%	19,652	20,590	(4.6)%
Sports med & other	3,625	2,099	72.7%	9,862	7,047	39.9%
Total extremities & biologics	43,160	20,808	107.4%	105,503	85,950	22.7%
Large joint	10,117	—	N/A	10,117	—	N/A
Total International	$53,277	$20,808	156.0%	$115,620	$85,950	34.5%

Global
Lower extremities	74,706	57,151	30.7%	238,296	195,632	21.8%
Upper extremities	66,119	6,328	944.9%	83,545	26,623	213.8%
Biologics	20,553	17,271	19.0%	70,235	66,084	6.3%
Sports med & other	5,455	2,544	114.4%	13,250	9,688	36.8%
Total extremities & biologics	166,833	83,294	100.3%	405,326	298,027	36.0%
Large joint	10,135	—	N/A	10,135	—	N/A
Total sales	$176,968	$83,294	112.5%	$415,461	$298,027	39.4%

Wright Medical Group N.V.
Reconciliation of Net Sales to Non-GAAP Combined Pro Forma Net Sales
(unaudited)

	Three months ended
	December 27, 2015
	Net Sales As Reported	Legacy Tornier stub period (September 28, 2015 - September 30, 2015)(1)	Non-GAAP Combined Pro Forma Net Sales
U.S.
Lower extremities	$58,819	$279	$59,098
Upper extremities	47,053	1,773	48,826
Biologics	15,971	66	16,037
Sports med & other	1,830	4	1,834
Total extremities & biologics	123,673	2,122	125,795
Large joint	18	—	18
Total U.S.	$123,691	$2,122	$125,813

International
Lower extremities	$15,887	$152	$16,039
Upper extremities	19,066	1,260	20,326
Biologics	4,582	13	4,595
Sports med & other	3,625	132	3,757
Total extremities & biologics	43,160	1,557	44,717
Large joint	10,117	753	10,870
Total International	$53,277	$2,310	$55,587

Global
Lower extremities	$74,706	$431	$75,137
Upper extremities	66,119	3,033	69,152
Biologics	20,553	79	20,632
Sports med & other	5,455	136	5,591
Total extremities & biologics	166,833	3,679	170,512
Large joint	10,135	753	10,888
Total sales	$176,968	$4,432	$181,400
_______________________________

(1)	To add revenues from Legacy Tornier's fourth quarter for the period prior to the merger closing date when operations became consolidated.

Wright Medical Group N.V.
Reconciliation of Net Sales to Non-GAAP Combined Pro Forma Net Sales
(unaudited)

	Twelve months ended
	December 27, 2015
	Net Sales As Reported	Legacy Tornier N.V. standalone nine months ended September 27, 2015 (1)	Legacy Tornier Net Sales Divested (2)	Legacy Tornier stub period (September 28, 2015 - September 30, 2015) (3)	Non-GAAP Combined Pro Forma Net Sales
U.S.
Lower extremities	187,096	29,637	(9,733)	279	207,279
Upper extremities	58,756	115,846	—	1,773	176,375
Biologics	50,583	1,290	—	66	51,939
Sports med & other	3,388	5,021	—	4	8,413
Total extremities & biologics	299,823	151,794	(9,733)	2,122	444,006
Large joint	18	119	—	—	137
Total U.S.	$299,841	$151,913	$(9,733)	$2,122	$444,143

International
Lower extremities	51,200	7,402	—	152	58,754
Upper extremities	24,789	51,293	—	1,260	77,342
Biologics	19,652	357	—	13	20,022
Sports med & other	9,862	5,372	—	132	15,366
Total extremities & biologics	105,503	64,424	—	1,557	171,484
Large joint	10,117	29,921	—	753	40,791
Total International	$115,620	$94,345	$—	$2,310	$212,275

Global
Lower extremities	238,296	37,039	(9,733)	431	266,033
Upper extremities	83,545	167,139	—	3,033	253,717
Biologics	70,235	1,647	—	79	71,961
Sports med & other	13,250	10,393	—	136	23,779
Total extremities & biologics	405,326	216,218	(9,733)	3,679	615,490
Large joint	10,135	30,040	—	753	40,928
Total sales	$415,461	$246,258	$(9,733)	$4,432	$656,418
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)	To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products.

(3)	To add revenues from Legacy Tornier's fourth quarter for the period prior to the merger closing date when operations became consolidated.

Wright Medical Group N.V.
Reconciliation of Total Extremities & Biologics Net Sales to
Adjusted Combined Pro Forma Total Extremities & Biologics Net Sales
Average Sales per Day
(unaudited)

	Three months ended
	December 27, 2015			December 31, 2014
	U.S.	International	Global	U.S.	International	Global
Legacy Wright	$72,121	$21,444	$93,565	$62,486	$20,808	$83,294
Legacy Tornier	51,552	21,716	73,268	N/A	N/A	N/A
Net sales, as reported	$123,673	$43,160	$166,833	$62,486	$20,808	$83,294

Standalone Tornier N.V. recast (1)	—	—	—	53,607	24,588	78,195
Revenues divested (2)	—	—	—	(4,214)	—	(4,214)
Legacy Tornier stub period (September 28, 2015 - September 30, 2015) (3)	2,122	1,557	3,679	—	—	—
Legacy Tornier impact of FX (4)	—	2,951	2,951	—	—	—
Pro forma legacy Tornier, excluding the impact of FX	$53,674	$26,224	$79,898	$49,393	$24,588	$73,981

Legacy Wright impact of revenue recognition (5)	(2,994)	—	(2,994)	—	—	—
Legacy Wright impact of FX (4)	—	2,155	2,155	—	—	—
Adjusted legacy Wright, excluding the impact of FX	$69,127	$23,599	$92,726	$62,486	$20,808	$83,294

Legacy Tornier selling days	61	65		61	65
Legacy Wright selling days	58	62		62	66

Adjusted combined pro forma average sales per day, excluding the impact of FX (6)	$2,072	$784	$2,856	$1,818	$694	$2,512

Adjusted pro forma average sales per day constant currency growth % (7)	14.0%	13.0%	13.7%
_______________________________

(1)
Legacy Tornier's product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)	To reduce from Legacy Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products.

(3)	To add revenues from Legacy Tornier's fourth quarter for the period prior to Merger closing date when operations became consolidated.

(4)	The impact of FX on net sales is calculated by translating current year results at prior year average foreign currency exchange rates.

(5)	Legacy Wright recognized approximately $3 million during the fourth quarter of 2015, as result of conforming its methodology for revenue recognition with Legacy Tornier.

(6)
Legacy Wright and Legacy Tornier have historically operated on different fiscal periods. In order to calculate Pro Forma sales growth, we have calculated average sales per day ("ASPD") based on the respective legacy company and the associated geographic region, then added the legacy company ASPD together.

[Example: Q4 2015 Pro Forma Legacy Tornier U.S. Sales / Legacy Tornier U.S. Selling Days = $880K. Q4 2015 Adjusted Legacy Wright U.S. Sales / Legacy Wright U.S. Selling Days = $1,191K. Adjusted Pro Forma Combined Average Sales per Day = $2,072K]

(7)	Reflects growth of Pro Forma ASPD over comparable period. International Sales and Global Sales growth excludes the impact of FX (see Note 4).

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Cash Earnings Per Share to Net Loss from Continuing Operations
(in thousands, except per share data--unaudited)

	Three Months Ended	Twelve Months Ended
	December 27, 2015	December 27, 2015
Net loss from continuing operations, as reported	$(92,155)	$(238,360)
Standalone Tornier N.V. nine months ended September 27, 2015	—	(25,253)
Impact of divested products(1)	—	(5,414)
Impact of purchase accounting adjustments(2)	—	(2,919)
Impact of legacy Tornier stub period (September 28, 2015 - September 30, 2015)(3)	2,882	2,882
Non-GAAP combined pro forma net loss from continuing operations	$(89,273)	$(269,064)
Other reconciling items:
Inventory step-up amortization	11,377	11,446
Distributor conversions and non-competes	—	65
Non-cash interest expense on 2017 & 2020 convertible notes	6,910	24,767
Write-off of unamortized debt discount and deferred financing fees	—	25,101
Derivatives mark-to-market adjustments	2,257	(9,764)
Due diligence, Transaction and transition costs	39,155	82,195
Share-based compensation acceleration	14,190	14,190
CVR mark-to-market adjustments	(280)	(7,630)
Contingent consideration fair value adjustment	—	155
Standalone Tornier N.V. transaction and transition costs	—	8,860
Standalone Tornier N.V. instrument use tax refund	—	(2,000)
Tax effect of reconciling items	(1,827)	(1,854)
Non-GAAP combined pro forma net loss from continuing operations, as adjusted	$(17,491)	$(123,533)
Add back amortization of intangible assets	9,181	16,856
Add back Tornier N.V. amortization nine months ended September 27, 2015	—	12,057
Non-GAAP combined pro forma cash earnings	$(8,310)	$(94,620)
Pro forma weighted-average basic shares outstanding	102,659	101,959
Non-GAAP combined pro forma cash earnings per share	$(0.08)	$(0.93)
_______________________________

(1)
To reduce from Legacy Tornier’s historical results the net income impact of the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products.

(2)
To reflect the pro forma impact of preliminary purchase accounting adjustments for estimated depreciation, amortization, interest and taxes associated with the preliminary purchase price allocation identified as part of Wright Medical Group N.V.’s Form 8-K/A filed on November 17, 2015.

(3)	To add net income from Legacy Tornier's fourth quarter for the period prior to Merger closing date when operations became consolidated.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Adjusted EBITDA to Net Loss from Continuing Operations
(in thousands, except per share data--unaudited)

	Three Months Ended	Twelve Months Ended
	December 27, 2015	December 27, 2015
	Wright Medical Group N.V.	Wright Medical Group N.V. (reported)	Standalone legacy Tornier N.V.	Pro forma combined
Net loss from continuing operations	$(92,155)	$(238,360)	$(25,253)	$(263,613)
Impact of divested products(1)	—	—	(5,414)	(5,414)
Impact of purchase accounting adjustments(2)	—	—	(2,919)	(2,919)
Impact of legacy Tornier stub period (September 28, 2015 - September 30, 2015)(3)	2,882	—	2,882	2,882
Non-GAAP combined pro forma net loss from continuing operations	$(89,273)	$(238,360)	$(30,704)	$(269,064)
Interest expense, net(4)	11,565	41,358	1,352	42,710
Benefit (provision) from income taxes(4)	(4,362)	(3,851)	577	(3,274)
Depreciation(4)	12,542	29,508	23,702	53,210
Amortization(4)	9,181	16,922	13,419	30,341
Non-GAAP combined pro forma EBITDA	$(60,347)	$(154,423)	$8,346	$(146,077)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	17,259	24,965	6,512	31,477
Other expense, net	3,489	10,884	262	11,146
Inventory step-up amortization	11,377	11,446	—	11,446
Due diligence, transaction and transition costs	39,155	82,195	8,860	91,055
Instrument use tax refund	—	—	(2,000)	(2,000)
Non-GAAP combined pro forma adjusted EBITDA	$10,933	$(24,933)	$21,980	$(2,953)
_______________________________

(1)	To add net income from Legacy Tornier's fourth quarter for the period prior to Merger closing date when operations became consolidated.

(2)
To reflect the pro forma impact of preliminary purchase accounting adjustments for estimated depreciation, amortization, interest and taxes associated with the preliminary purchase price allocation identified as part of Wright Medical Group N.V.’s Form 8-K/A filed on November 17, 2015.

(3)
To reduce from Legacy Tornier’s historical results the net income impact of the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products.

(4)	Amounts for Standalone Legacy Tornier N.V. include estimated depreciation, amortization, interest and taxes associated with the preliminary purchase price allocation (see Note 2).
Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 27, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$139,804	$227,326
Marketable securities	—	2,575
Accounts receivable, net	131,050	57,190
Inventories	229,109	88,412
Prepaid expenses and other current assets(1)	59,921	61,516
Total current assets(1)	559,884	437,019

Property, plant and equipment, net	240,769	104,235
Goodwill and intangible assets, net	1,133,087	259,991
Other assets(1)	155,935	88,828
Total assets(1)	$2,089,675	$890,073

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$30,904	$16,729
Accrued expenses and other current liabilities(1)	173,863	169,614
Current portion of long-term obligations	2,171	718
Total current liabilities(1)	206,938	187,061
Long-term obligations	577,382	280,612
Other liabilities(1)	250,329	143,597
Total liabilities(1)	1,034,649	611,270

Shareholders' equity	1,055,026	278,803
Total liabilities and shareholders' equity(1)	$2,089,675	$890,073
_______________________________

(1)	The prior year deferred tax balances were reclassified to account for early adoption of ASU 2015-17.